UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

PHI GROUP, INC.

(a/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreements

Effective August 16, 2022, PHI Group, Inc. (a/k/a PHILUX GLOBAL GROUP INC.) (“the Registrant”) signed an Agreement of Purchase and Sale with Van Phat Dat Export Joint Stock Company, a joint stock company organized and existing by virtue of the laws of Socialist Republic of Vietnam, with principal business address at 316 Le Van Sy Street, Ward 1, Tan Binh District, Ho Chi Minh City, Vietnam, hereinafter referred to as “VPD,” and the holder of at least fifty-one percent (51.00%) of equity ownership in VPD, hereinafter referred to as “Seller,” to acquire Five Million One Hundred Thousand (5,100,000) Shares of Ordinary Stock of VPD, which is equivalent to Fifty-One percent (51.00%) of all the issued and outstanding Ordinary Stock of VPD for a total purchase price of Six Million One Hundred Twenty-Seven Thousand Eight Hundred Ninety-Five U.S. Dollars ($US 6,127,895) in form of a convertible promissory note to be issued by Philux Global Trade Inc., a Wyoming corporation and wholly-owned subsidiary of the Registrant. The closing date of this transaction shall be the date on which the closing actually occurs, which is expected to happen as soon as possible within sixty days following the signing of the Agreement of Purchase and Sale, unless extended in writing by the Parties to said Agreement.

The convertible promissory note, which will be guaranteed by Philux Global Group Inc. and carries no interest, will be due and payable 180 days commencing the date of issuance and may be converted into common stock of Philux Global Trade Inc. any time after this subsidiary becomes a publicly traded company in the United States. The conversion price will be 50% of the average closing price during the ten trading-day period ending one trading day prior to the date of conversion.

The foregoing description of Agreement of Purchase and Sale by and among the Registrant, VPD and the Seller and is qualified in its entirety by reference to the full text of said Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1.	Agreement of Purchase and Sale by and among PHI Group, Inc. (a/k/a PHILUX Global Group Inc.), Van Phat Dat Export Joint Stock Company and Mr. Huynh Ngoc Vu, the Majority Shareholder.

10.2.	Press release dated August 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2022

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO